Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EGALET CORPORATION, et al.,	)	Case No. 18-12439 (BLS)
)
	)	Jointly Administered
Debtors.(1))
	)	Docket Ref: 223

FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER

UNDER SECTION 1129 OF THE BANKRUPTCY CODE AND RULE

3020 OF THE BANKRUPTCY RULES CONFIRMING DEBTORS’

FIRST AMENDED JOINT PLAN OF REORGANIZATION UNDER

CHAPTER 11 OF THE BANKRUPTCY CODE, AS MODIFIED

RECITALS

I.             On December 3, 2018, the Debtors filed the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 178] (together with all exhibits, the “First Amended Plan”) and the Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 179] (the “Disclosure Statement”).  On January 10, 2019, the Debtors filed the Notice of Filing of Blackline of First Amended Joint Chapter 11 Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified [Docket No. 224], which contained a blackline showing modifications (the “Modifications”) to the First Amended Plan (the First Amended Plan, as modified by the Modifications, and as further amended, modified, and supplemented in accordance with the Plan and this Confirmation Order, the “Plan”).  All capitalized terms that are used, but not defined,

(1)         The Debtors in these chapter 11 cases, along with the last four digits of their respective federal tax identification numbers, are: Egalet Corporation (5334), Egalet US Inc. (6649), and Egalet Ltd. (Foreign).  The Debtors’ corporate headquarters and mailing address is located at 600 Lee Road, Suite 100, Wayne, PA 19087.

herein shall have the meanings ascribed to them in the Plan and, if not defined in the Plan, the Disclosure Statement.

II.            On December 3, 2018, the Court entered an order [Docket No. 183] (the “Disclosure Statement Order”) (a) approving the Disclosure Statement; (b) scheduling a hearing (the “Confirmation Hearing”) on confirmation of the Plan for January 14, 2019; (c) approving the form and manner of notice of the Confirmation Hearing (the “Confirmation Hearing Notice”); and (d) establishing procedures for the solicitation and tabulation of votes to accept or reject the Plan, including, among other things, approval of (i) the forms of ballots for submitting votes on the Plan, (ii) the deadline for submission of such ballots, and (iii) the proposed solicitation packages to be distributed to creditors for solicitation of votes on the Plan.

III.          Classes 3A, 3B, and 3C (First Lien Secured Notes Claims) and Classes 4A, 4B, and 4C (Convertible Notes Claims) (collectively, the “Voting Classes”), are the classes designated under the Plan to vote to accept or reject the Plan.

IV.          As required by the Disclosure Statement Order, and as evidenced by an affidavit filed with the Court on January 10, 2018 [Docket No. 193], the Balloting Agent timely mailed to holders of Claims in the Voting Classes, as of the Voting Record Date, solicitation packages (the “Solicitation Packages”) containing copies of:  (a) the Disclosure Statement, including the Plan as an exhibit thereto; (b)  the Confirmation Hearing Notice, which provided written notice of (i) the Court’s approval of the Disclosure Statement, (ii) the deadline for voting on the Plan, (iii) the date of the Confirmation Hearing, and (iv) the deadline and procedures for filing objections to confirmation of the Plan; and (c) the appropriate Ballot.

V.            Holders of Claims in Classes 1A, 1B, and 1C (Other Priority Claims), Classes 2A, 2B, and 2C (Other Secured Claims), Classes 5A, 5B, and 5C (General Unsecured Claims), Classes

6A, 6B, and 6C (Intercompany Claims), and Classes 9B and 9C (Intercompany Interests) (collectively, the “Unimpaired Classes”) are unimpaired and are therefore not entitled to vote to accept or reject the Plan and are instead conclusively presumed to have accepted the Plan.  Holders of Claims in Classes 7A, 7B, and 7C (Subordinated Claims) and Class 8A (Existing Equity Interests) (collectively, the “Deemed Rejecting Classes”) are impaired and will receive no Distribution under the Plan, and are therefore not entitled to vote to accept or reject the Plan and are instead deemed to have rejected the Plan.  Additionally, Administrative Claims, Professional Fee Claims, and Priority Tax Claims (collectively, the “Unclassified Claims”) are unclassified and unimpaired under the Plan and are therefore not entitled to vote to accept or reject the Plan and are instead conclusively presumed to accept the Plan.  Claims in the Unimpaired Classes, Claims in the Deemed Rejecting Classes, and Unclassified Claims are herein collectively referred to as the “Non-Voting Claims.”

VI.          As required by the Disclosure Statement Order, the Balloting Agent timely mailed a Non-Voting Holder Notice and a copy of the Confirmation Hearing Notice to all holders of Non-Voting Claims and holders of Existing Equity Interests in Class 8A.

VII.         As required by the Disclosure Statement Order, the Debtors caused notice of the Confirmation Hearing to be published in the national edition of The New York Times on December 7, 2018.   See [Docket No. 198].

VIII.       As further required by the Disclosure Statement Order, on December 24, 2018, the Debtors filed with the Court and served on the applicable counterparties identified therein the Notice of (I) Possible Assumption or Assumption and Assignment of Executory Contracts and Unexpired Leases to be Assumed Under the Plan, (II) Fixing Cure Amounts Related Thereto and (III) Deadline to Object Thereto [Docket No. 213] (the “Cure Notice”), which included a schedule of cure amounts due under section 365 of the Bankruptcy Code with respect to the executory contracts and unexpired leases identified therein.  An affidavit of service evidencing service of the Cure Notice was filed with the Court on December 28, 2018 [Docket No. 215].

IX.          On January 4, 2019, the Debtors filed the Plan Supplement [Docket No. 218].  The Plan Supplement included, as exhibits thereto, draft forms of the following documents relating to the Plan and/or to be executed, delivered, assumed, and/or performed in connection with the consummation of the Plan on the Effective Date (as may be amended, modified, or supplemented from time to time, subject to the terms of the Plan and the approval standards set forth in the Restructuring Support Agreement and the Purchase Agreement, collectively, the “Plan Supplement Documents”):

Exhibit	Plan Supplement Document
A	New Royalty Rights Agreement
B	Amended and Restated Existing Royalty Rights Agreements
C	Schedule of Rejected Contracts and Leases
D	New Secured Notes Indenture
E	New Secured Notes Security Documents
F	Terms of New Egalet Common Stock
G	New Warrants and Warrant Agreement
H	Reorganized Corp Certificate of Incorporation
I	Reorganized Corp By-Laws
J	Reorganized Corp Shareholder Agreements
K	Bilateral Lock-up Agreements
L	Management Incentive Plan
M	Identities of the individuals that will serve on the new board of directors of the Reorganized Debtors and the officers of the Reorganized Debtors
P	Revised MIP Term Sheet

All such materials comply with, and are necessary to the implementation of, the terms of the Plan, and the filing and notice of such Plan Supplement Documents are good and proper, and no other or further notice is or shall be required.  All Plan Supplement Documents are integral to, part of, and incorporated by reference into the Plan.  Subject to the terms of the Plan and the approval standards set forth therein and the Restructuring Support Agreement, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date.

X.            Pursuant to the Disclosure Statement Order, the voting deadline for the Voting Classes was 5:00 p.m. (prevailing Eastern Time) on January 8, 2019.

XI.          On January 10, 2018, the Debtors filed the Certification of Peter Walsh with respect to the Tabulation of Votes on the Debtors’ First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code [Docket No. 225], attesting to, and certifying the method and results of, the ballot tabulation for the Voting Classes (the “Voting Report”).  The voting results, as certified in the Voting Report, are reflected in the following chart:

		Accepting		Rejecting		Class Voting
Class	Class Description	Amount ($)	Number	Amount ($)	Number	Result
		%	%	%	%
3A, 3B, and 3C	First Lien Secured	$66,266,640	18	$0	0	Accept
	Notes Claims	100%	100%	0%	0%

4A, 4B, and 4C	Convertible Notes	$36,639,232.47	18	$142,780.94	3	Accept
	Claims	99.61%	85.71%	.39%	14.29%

XII.         Pursuant to the Disclosure Statement Order, the deadline to file objections to confirmation of the Plan was 4:00 p.m. (prevailing Eastern Time) on January 8, 2018, unless such deadline was extended by the Debtors.  Letter objections to confirmation of the Plan were filed with the Court by Chad M. Monroe [Docket No. 168], Isam Alakhras [Docket No. 109], David

Sach [Docket No. 106], Dominic Bove [Docket No. 100], Jeffery M. Klein [Docket No. 141], Elizabeth Crowe [Docket No. 142], Stephen Crowe [Docket No. 142], and Erik Ganesh Soegaard [Docket No. 166] (collectively, the “Shareholder Objections”).

XIII.       On January 10, 2019, the Debtors filed the (i) Debtors’ Memorandum of Law in Support of and in Response to Objections to Confirmation of the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 228] (the “Confirmation Memorandum”), (ii) Declaration of Robert Radie in Support of Confirmation of the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 227] (the “Radie Declaration”), and (iii) Declaration of Richard Shinder in Support of Confirmation of the Debtors’ Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No. 226] (the “Shinder Declaration” and together with the Radie Declaration, the “Confirmation Declarations”).

XIV.       The Confirmation Hearing was held before the Court on January 14, 2019.

NOW, THEREFORE, based upon the Court’s review of the Plan, the Disclosure Statement, the Confirmation Memorandum, the Confirmation Declarations, the Voting Report, and upon all of the evidence proffered or adduced and the arguments of counsel made at or in connection with the Confirmation Hearing, the record of the Chapter 11 Cases, and upon all the proceedings heretofore had in the Chapter 11 Cases, and after due deliberation thereon and good and sufficient cause appearing therefor, the Court hereby makes and issues the following findings of fact and conclusions of law:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:

A.            Exclusive Jurisdiction; Venue; Core Proceeding (28 U.S.C. §§ 157, 1334(a), 1408, and 1409).  The Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012.  Venue is proper before the Court pursuant to 28 U.S.C. §§ 1408 and 1409.  Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(2), and the Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

B.            Burden of Proof.  The Debtors, as proponents of the Plan, have the burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation of the Plan.  As set forth below, the Debtors have met that burden.

C.            Judicial Notice.  The Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at or in connection with the hearings held before this Court during the Chapter 11 Cases, including, without limitation, the Confirmation Hearing.

D.            Transmittal and Mailing of Materials; Adequate and Sufficient Notice.  The Solicitation Packages and the Confirmation Hearing Notice were transmitted and served, and the Confirmation Hearing Notice was published, in compliance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedure for the United States Bankruptcy Court for the District of Delaware (the “Local Rules”),

such transmittal, service, and publication were adequate and sufficient, and no other or further notice is or shall be required.  Adequate and sufficient notice, including by publication, of the Confirmation Hearing, the Disclosure Statement Order, and the dates and deadlines provided for in the Disclosure Statement Order was given in compliance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice or publication is or shall be required.  All parties in interest in the Chapter 11 Cases had a full and fair opportunity to appear and be heard at the Confirmation Hearing and no other or further notice is or shall be required.

E.            Voting Results.  As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and all applicable non-bankruptcy laws, rules, or regulations.  As described more fully in the Voting Report:

(i)                                     Classes 3A, 3B, and 3C voted to accept the Plan; and

(ii)                                  Classes 4A, 4B, and 4C voted to accept the Plan.

F.             Plan Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(1)).  As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

(i)                                     Proper Classification of Claims and Interests (11 U.S.C. §§ 1122, 1123(a)(1)).  In addition to Administrative Claims, Professional Fee Claims, and Priority Tax Claims, which need not be classified under the Plan, the Plan designates seventeen (17) Classes of Claims and Interests in the Debtors.  The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in such Class.  Valid business, factual, and/or legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan,.  The classification of Claims and Interests in the Plan is reasonable and necessary to implement the Plan.  Thus, the Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii)                                  Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)).  Article IV of the Plan specifies that Classes 1A, 1B, 1C, 2A, 2B, 2C, 5A, 5B, 5C, 6A, 6B, 6C, 9B, and 9C are unimpaired under the Plan thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

(iii)                               Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)).  Article IV of the Plan designates Classes 3A, 3B, 3C, 4A, 4B, 4C, 7A, 7B, 7C, and 8A as impaired under the Plan (collectively, the “Impaired Classes”), and specifies the treatment of Claims and Interests in the Impaired Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(iv)                              Equal Treatment Within Classes (11 U.S.C. § 1123(a)(4)).  The Plan provides for the same treatment by the Debtors for each Claim or Interest in a particular Class unless the holder of a particular Claim or Interest in such Class has agreed to a less favorable treatment of its Claim or Interest, as the case may be, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(v)                                 Implementation of Plan (11 U.S.C. § 1123(a)(5)).  In compliance with section 1123(a)(5) of the Bankruptcy Code, Article VII and various other provisions of the Plan set forth the means for implementation of the Plan, including the Iroko Acquisition in accordance with the Purchase Agreement, which means are adequate and proper.  All documents necessary to implement the Plan, including, without limitation, those contained in the Plan Supplement, the Purchase Agreement, and all other relevant and necessary documents, have been developed and negotiated in good faith and at arms’ length and, subject to and upon the occurrence of the Effective Date, shall be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

(vi)                              Charter Provisions (11 U.S.C. § 1123(a)(6)).  In compliance with section 1123(a)(6) of the Bankruptcy Code, the charter or analogous governance document of Reorganized Corp and each Reorganized Debtor will prohibit the issuance of nonvoting equity interests to the extent that the issuance of nonvoting securities is prohibited under section 1123(a)(6) of the Bankruptcy Code.

(vii)                           Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)).  Pursuant to Article V.B. of the Plan, the identities and affiliations of all individuals proposed to serve as the initial board members of Reorganized Corp and the other Reorganized Debtors as of the Effective Date, to the extent known, were disclosed and filed with the Court as part of the Plan Supplement Documents.  Upon the occurrence of the Effective Date, the board of Reorganized Corp will be a 7-member board, the identity of which members, to the extent known, were specified in Exhibit M to the Plan Supplement Documents.  The provisions of the Plan for the selection of directors and officers of Reorganized Corp and the other Reorganized Debtors were disclosed as part of the Governance Term Sheet attached as Exhibit B to the Plan and are consistent with the interests of creditors and equity holders and with public policy, thereby satisfying section 1123(a)(7) of the Bankruptcy Code.

(viii)                        Impairment/Unimpairment of Classes of Claims and Equity Interests (11 U.S.C. § 1123(b)(1)).  Pursuant to Article IV of the Plan, Classes 1A, 1B, 1C, 2A, 2B, 2C, 5A, 5B, 5C, 6A, 6B, 6C, 9B, and 9C are unimpaired, and Classes 3A, 3B, 3C, 4A, 4B, 4C, 7A, 7B, 7C, and 8A are impaired, as contemplated by section 1123(b)(1) of the Bankruptcy Code.

(ix)                              Assumption and Rejection of Executory Contracts (11 U.S.C. § 1123(b)(2)).  Article VIII.A of the Plan provides for the assumption of the Executory Contracts and Unexpired Leases of the Debtors as of the Effective Date, except for any Executory Contract or Unexpired Lease (a) that has previously been assumed or rejected by the Debtors, (b) that previously expired or terminated pursuant to its own terms, (c) that is specifically identified on the Schedule of Rejected Contracts and Leases included as Exhibit C to the Plan Supplement, or (d) that is subject to a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date.

(x)                                 Settlement or Retention of Claims or Interests (11 U.S.C. § 1123(b)(3)).  Article IX.C. of the Plan provides, subject to the limitations set forth therein, including without limitation the releases and exculpations set forth in the Plan and the Cash Collateral Orders, that any Litigation Rights that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  From and after the Effective Date, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Court.

(xi)                              Additional Plan Provisions (11 U.S.C. § 1123(b)(6)).  The provisions of the Plan are appropriate and consistent with the provisions of the Bankruptcy Code.

(xii)                           Cure of Defaults (11 U.S.C. § 1123(d)).  Article VIII.B. of the Plan provides for satisfaction of default claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code.  All cure amounts will be determined in accordance with the underlying agreements and applicable bankruptcy and nonbankruptcy law.  Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

(xiii)                        Bankruptcy Rules 3016(a), (b), and (c).  The Plan is dated and identifies the entities submitting it, thereby satisfying Rule 3016(a) of the Bankruptcy Rules.  The filing of the Disclosure Statement with the Clerk of the Court satisfied Bankruptcy Rule 3016(b).  The Plan and Disclosure Statement set forth in bold text all acts to be enjoined and identify all entities subject to the injunction provided by the Plan in satisfaction of Bankruptcy Rule 3016(c).

G.                                    Debtors’ Compliance with the Applicable Provisions of the Bankruptcy Code (11 U.S.C. § 1129(a)(2)).  The Debtors have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.  Specifically:

(i)                                     the Debtors are proper debtors under section 109 of the Bankruptcy Code and proper proponents of the Plan under section 1121(a) of the Bankruptcy Code;

(ii)                                  the Debtors have complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

(iii)                               the Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order in transmitting the Solicitation Packages and in soliciting and tabulating votes on the Plan.

H.                                   Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)).  The Debtors have proposed the Plan (and all other documents necessary to effectuate the Plan, including the Purchase Agreement and the Plan Supplement Documents) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code.  The Debtors, the Supporting Noteholders, the Indenture Trustees, and Iroko participated in good faith in negotiating, at arms’ length, the Plan and the settlements and compromises, contracts, instruments, releases, agreements, and documents related to or necessary to implement, effectuate, and consummate the Plan, including, without limitation, the Plan, the Purchase Agreement, and Plan Supplement Documents.  Each of these parties and their respective counsel and advisors also participated in good faith in each of the actions taken to bring about, and in satisfying each of the conditions precedent to, confirmation and consummation of the Plan.  The Indenture Trustees’ participation in the Chapter 11 Cases and actions taken in connection therewith are in the best interests of the Noteholders.  The good faith of the Debtors, the Released Parties, and the Exculpated Parties is evidenced from the record of the Chapter 11 Cases, including, among other things, the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the record of the Confirmation Hearing, the formulation of the Plan and all related pleadings, exhibits, statements, and comments regarding confirmation of the Plan, and other proceedings held in the Chapter 11 Cases.  The Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate and honest purpose of effecting a reorganization of the Debtors.

I.                                        Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)).  Any payment made or to be made by the Debtors for services or for costs and expenses in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code, including pursuant to the terms of the Cash Collateral Orders.

J.                                        Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)).  The Debtors have complied with section 1129(a)(5) of the Bankruptcy Code.  The Plan Supplement Documents adequately disclose, to the extent known, the identities and affiliations of the individuals proposed to serve, as of the Effective Date, as directors or officers of Reorganized Corp and the Reorganized Debtors, and the nature of the compensation of any insider that will be employed or retained by the Reorganized Debtors.  The appointment of such individuals to such positions is consistent with the interests of holders of Claims and Interests and public policy, thereby satisfying section 1129(a)(5) of the Bankruptcy Code.

K.                                    No Rate Changes (11 U.S.C. § 1129(a)(6)).  The Debtors’ business operations are not subject to rate regulation by any governmental regulatory commission; therefore, section 1129(a)(6) of the Bankruptcy Code is not applicable to confirmation of the Plan and the Chapter 11 Cases.

L.                                     Best Interests of Creditors Test (11 U.S.C. § 1129(a)(7)).  The Plan satisfies section 1129(a)(7) of the Bankruptcy Code.  The liquidation analysis attached as Exhibit 2 to the Disclosure Statement, the Shinder Declaration, and the other evidence proffered or adduced at or in connection with the Confirmation Hearing in support of the Plan (i) are reasonable, persuasive, accurate, and credible, (ii) utilize reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by other evidence, and (iv) conclusively establish that each holder of a Claim or Interest in an Impaired Class either (x) has accepted the Plan or (y) will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that it would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

M.                                 Acceptance By the Requisite Classes of Creditors and Interest Holders (11 U.S.C.§ 1129(a)(8)).  The Voting Classes are the only Impaired Classes entitled to vote on the Plan.  As evidenced in the Voting Report, the Voting Classes voted to accept the Plan.  No Voting Class voted to reject the Plan.  The Unimpaired Classes are unimpaired under the Plan, and therefore are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  The Plan provides that holders of Claims and Interests in the Deemed Rejecting Classes will not receive any Distribution or retain any property on account of such Claims or Interests, as the case may be, and these Classes are therefore deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Notwithstanding that section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to all Classes, the Plan may be confirmed because, in satisfaction of section 1129(b) of the Bankruptcy Code, the Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes.

N.                                    Treatment of Unclassified Claims, Other Priority Claims, and Other Secured Claims (11 U.S.C. § 1129(a)(9)).  The Plan’s treatment of Administrative Claims, Professional Fees Claims, Priority Tax Claims, Other Priority Claims, and Other Secured Claims satisfies section 1129(a)(9) of the Bankruptcy Code.

O.                                    Acceptance By at Least One Impaired Class (11 U.S.C. § 1129(a)(10)).  As evidenced by the Voting Report, the Voting Classes, which, in each instance, are Impaired Classes, voted to accept the Plan in requisite numbers and amounts, without the need to include any acceptance of the Plan by any insider.  Consequently, section 1129(a)(10) of the Bankruptcy Code is satisfied.

P.                                      Feasibility (11 U.S.C. § 1129(a)(11)).  The Debtors have established, by a preponderance of the evidence, that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors.  To satisfy their burden under section 1129(a)(11) of the Bankruptcy Code, as set forth in the Shinder Declaration, the Debtors, among other things, prepared and included the Financial Projections attached as Exhibit 4 to the Disclosure Statement.  The Financial Projections and the Shinder Declaration, along with the other evidence proffered or adduced at or in connection with the Confirmation Hearing, support the finding that the Debtors will have sufficient liquidity to meet their obligations arising under the Plan or otherwise.  The Court finds that the Financial Projections and the evidence proffered or adduced at or in connection with the Confirmation Hearing (i) are reasonable, persuasive, accurate, and credible, (ii) utilize reasonable and appropriate methodologies and assumptions, (iii) have not been controverted by other evidence, and (iv) establish that the Plan, subject to the occurrence of the Effective Date and consummation of the Iroko Acquisition, is feasible, and confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtors, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

Q.                                    Payment of Certain Fees (11 U.S.C. § 1129(a)(12)).  Article III.E. of the Plan provides that all fees payable pursuant to 28 U.S.C. § 1930(a) will be paid by the Debtors on or before the Effective Date, and all such fees payable after the Effective Date shall be paid by the Reorganized Debtors until a Final Order is entered closing, dismissing, or converting the Chapter 11 Cases.  Accordingly, the Plan satisfies section 1129(a)(12) of the Bankruptcy Code.

R.                                    Continuation of Retiree Benefits (11 U.S.C. §§ 1129(a)(13)).  Article V.E. of the Plan provides that, as of the Effective Date,

Subject to the terms of the Purchase Agreement, as of and subject to the Effective Date, all employment and severance agreements and policies, and all employee compensation and benefit plans, policies, and programs of the Debtors applicable generally to their employees, including agreements and programs subject to section 1114 of the Bankruptcy Code, as in effect on the Effective Date, including all savings plans, retirement plans, health care plans, disability plans, severance benefit plans, incentive compensation plans (including, but not limited to, the Egalet Corporation Annual Incentive Bonus Plan), and life, accidental death, and dismemberment insurance plans, and senior executive retirement plans, but expressly excluding any nonqualified deferred compensation plans that are treated as unfunded plan for tax purposes and Title I of ERISA, shall be deemed to be, and shall be treated as though they are, Executory Contracts that are assumed under this Plan ….

As a result thereof, the requirements of section 1129(a)(13) of the Bankruptcy Code have been satisfied.

S.                                      Domestic Support Obligations; Unsecured Claims Against Individual Debtors; Transfers by Non-Profit Organizations (11 U.S.C. §§ 1129(a)(14)—(16)).  None of the Debtors have domestic support obligations, are individuals, or are nonprofit organizations. Therefore, sections 1129(a)(14), (15) and (16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

T.                                     Confirmation of Plan Over Non-Acceptance of Certain Impaired Classes.  The classification and treatment of Claims and Interests in the Plan is proper pursuant to section 1122 of the Bankruptcy Code and does not discriminate unfairly pursuant to section 1129(b)(1) of the Bankruptcy Code notwithstanding that the Deemed Rejecting Classes were deemed to reject the Plan.  Based on the evidence proffered, adduced, and/or presented at the Confirmation Hearing, the Plan is fair and equitable and does not discriminate unfairly with respect to the Deemed Rejecting Classes, as required by sections 1129(b)(1) and (b)(2) of the Bankruptcy Code, because there is no holder of any Claim against or Interest in the applicable Debtor that is junior to a holder in a Deemed Rejecting Class that is receiving or retaining any property under the Plan on account of such junior Claim or Interests, and the holders of Claims against or Interests in the Debtors that are senior to the Deemed Rejecting Classes are receiving Distributions, the value of which is less than 100% of the Allowed amount of their Claims.  Intercompany Claims and Intercompany Interests are not being impaired by the Plan and are being reinstated; however, the sole reason for this treatment of Intercompany Claims and Intercompany Interests is to maintain the existing corporate structure of the Debtors and the Reorganized Debtors and the administrative convenience associated therewith.  Accordingly, the requirements of sections 1129(b)(1) and

(b)(2) of the Bankruptcy Code are satisfied with respect to the Deemed Rejecting Classes, and the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to the Deemed Rejecting Classes.  Based upon the foregoing, the Plan satisfies the requirements for confirmation set forth in section 1129(b) of the Bankruptcy Code.

U.                                    Only One Plan (11 U.S.C. §1129(c)).  Other than the Plan (including previous versions thereof which were subsequently amended), no other plan has been filed in the Chapter 11 Cases.  As a result, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

V.                                    Purpose of the Plan (11 U.S.C. §1129(d)).  The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the requirements of Section 5 of the Securities Act, and there has been no filing by any governmental unit asserting any such attempted avoidance, thereby satisfying the requirements of section 1129(d) of the Bankruptcy Code.

W.                                 Small Business Cases (11 U.S.C. § 1129(e)).  None of the Chapter 11 Cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable.

X.                                    Good Faith Solicitation and Participation (11 U.S.C. § 1125(e)).  Based upon the record before the Court, the Debtors, their affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys, the Released Parties, and the Exculpated Parties have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the Disclosure Statement Order and the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and any applicable non-bankruptcy law in connection with the solicitation of acceptances of the Plan, and the Debtors, their affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys, the Released Parties, and the Exculpated Parties have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules in the offer, issuance, sale, solicitation, and/or purchase of the securities offered and sold under the Plan and the offer, issuance, sale, or purchase of securities in connection with the Plan, and therefore are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or offer, issuance, sale, or purchase of the securities offered and sold under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunctive and exculpatory provisions set forth in the Plan.

Y.                                    Executory Contracts and Unexpired Leases.  The parties to the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan were afforded with good and sufficient notice of such assumption and an opportunity to object and be heard.  The Debtors have satisfied the provisions of section 365 of the Bankruptcy Code with respect to the assumption or rejection of Executory Contracts and Unexpired Leases as contemplated by the Plan, including without limitation, the provisions relating to adequate assurance of future performance.  The evidence with respect to adequate assurance of future performance proffered or adduced by the Debtors at the Confirmation Hearing and in the Shinder Declaration is reasonable, persuasive, credible, and accurate, and has not been controverted by other evidence, and supports a finding that the Debtors are providing counterparties to the Executory Contracts or Unexpired Leases to be assumed pursuant to the Plan with adequate assurance of future performance.

Z.                                     Compromise and Settlement.  As set forth in Article VII.A. of the Plan, in consideration for the classification, Distributions, releases, and other benefits provided pursuant to the Plan, the provisions of the Plan constitute a good faith compromise of all Claims, Interests, and controversies resolved pursuant to the Plan.  Such provisions (1) are a permitted means of implementing the Plan pursuant to section 1123(b)(3) of the Bankruptcy Code; (2) are an integral element of the transactions incorporated into the Plan; (3) confer material benefits on, and are in the best interests of the Debtors, their Estates, and holders of Claims and Interests; (4) are fair, equitable, and well within the range of reasonableness; and (5) are consistent with sections 105, 1123, and 1129 of the Bankruptcy Code, other provisions of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law.

AA.                           Releases by the Debtors of Certain Parties.  The releases by the Debtors (the “Debtor Release”) set forth in Article IX.E. of the Plan represent a valid exercise of the Debtors’ business judgment.  Pursuing any such claims against the Released Parties is not in the best interests of the Debtors and their various constituencies as the Debtor Release was a bargained for element of the Plan and the costs involved likely would outweigh any potential benefits from pursuing such claims.  In addition, the Released Parties provided good and valuable consideration in exchange for the Debtor Release, including services to the Debtors by the Released Parties and otherwise facilitating the reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan.

BB.                           Releases of the Released Parties by the Debtors are critically important and necessary to the success of the Plan agreed to by the Debtors’ primary stakeholders and reflects and implements the concessions and compromises made by the Released Parties to the restructuring transactions contemplated by the Plan and ensuring that a full recovery was made available to holders of General Unsecured Claims.  The Debtors received value from or on behalf of, and were aided in the reorganization process by, the Released Parties.  The Released Parties played an integral role in the formulation and implementation of the Plan, including in ensuring that value is delivered to creditors at various levels of the Debtors’ capital structure.  The Plan reflects the settlement and resolution of several complex issues, and the Debtor Release is an integral part of the consideration to be provided in exchange for the compromises and resolutions embodied in the Plan.

CC.                           Based on the record and the facts and circumstances of the Chapter 11 Cases, and the evidence proffered, adduced, and/or presented at the Confirmation Hearing,  the Court hereby determines that the Debtor Release is: (1) in exchange for good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the Claims released by the Debtor Release; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; and (6) a bar to any of the Debtors, the Reorganized Debtors, the Debtors’ Estates, or any other person or entity claiming through, on behalf of, or for the benefit of, the Debtors and the Debtors’ Estates, from asserting any Claim or Cause of Action released pursuant to the Debtor Release.

DD.                           Releases by Non-Debtors.  The circumstances of the Chapter 11 Cases render the releases by non-Debtor third parties (the “Third-Party Release”) set forth in Article IX.F. of the Plan critical to the success of the Plan.  Under the Plan, the Third-Party Release is given by holders of Claims and Interests to the Released Parties in consideration of the actions of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan.  The Released Parties have made substantial contributions to the Plan by providing direct benefits to the Estates.  The efforts of the Debtors’ officers and directors were and are indispensable to administering these cases and operating the Debtors’ businesses under extremely difficult circumstances.  The Supporting Noteholders and the Indenture Trustees also made significant contributions to these Chapter 11 Cases, including through the granting of the consensual use of cash collateral, which allowed the Debtors’ operations to continue through the pendency of these Chapter 11 Cases, and agreeing to support the Plan and the Iroko Acquisition in accordance with the Restructuring Support Agreement.  As a result of the compromises made by the parties to the Restructuring Support Agreement, the Debtors are in a position to provide a full recovery to holders of General Unsecured Claims, which would not have been possible in a liquidation undertaken pursuant to chapter 7 of the Bankruptcy Code.  Notwithstanding anything in the Plan, Chad M. Monroe, Isam Alakhras, David Sach, Dominic Bove, Jeffery M. Klein, Elizabeth Crowe, Stephen Crowe, and Erik Ganesh Soegaard shall not be “Releasing Parties” as defined in the Plan.

EE.                             Based upon the record and the facts and circumstances of the Chapter 11 Cases and the evidence proffered, adduced, and/or presented at the Confirmation Hearing, the Court hereby determines that the Third-Party Release is: (1) in exchange for good and valuable consideration provided by the Released Parties; (2) a good faith settlement and compromise of the claims released by the holders of Claims and Interests deemed to have granted the Third-Party Release pursuant to the terms of the Plan; (3) in the best interests of the Debtors and all holders of Claims and Interests; (4) fair, equitable, reasonable, and necessary to the Debtors’ reorganization; (5) given and made after notice and opportunity for hearing; and (6) a bar to any holders of Claims or Interests deemed to have granted the Third-Party Release from asserting any claims against any of the Released Parties released by the Third-Party Release.

FF.                               Exculpation.  The exculpation provisions (the “Exculpation”) set forth in Article IX.G. of the Plan are also essential to the Plan.  The record in the Chapter 11 Cases fully supports the Exculpation, and the Exculpation is appropriately tailored to protect the Exculpated Parties from inappropriate litigation.  Moreover, the Plan has been overwhelmingly accepted by the creditors entitled to vote thereon.

GG.                           Injunctions.  The injunction provisions set forth in Article IX.H. of the Plan (the “Injunctions”) are essential to the Plan and are necessary to preserve and enforce the Debtors’ discharge provided for herein and in the Plan, the Debtor Release, the Third-Party Release, and the Exculpation, and are appropriately tailored to achieve that purpose.

HH.                         The Debtor Release, the Third-Party Release, the Exculpation, and the Injunctions are:  (1) within the jurisdiction of the Court under 28 U.S.C. §§ 157(b)(1), 157(b)(2), 1334(a), 1334(b), and 1334(d) and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated as of February 29, 2012; (2) essential means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (3) integral elements of the transactions embodied by and incorporated in the Plan; (4) in exchange for the good and valuable consideration provided by the Released Parties; (5) good faith settlements and compromises of the Claims (if any) against the Released Parties released by the Debtor Release and Third-Party Release and exculpated by the Exculpation; (6) in the best interests of the Debtors and all holders of Claims and Interests; (7) fair, equitable, and reasonable; (8) given and made after due notice and opportunity for hearing; and (9) consistent with sections 105, 363, 1123, and 1129 of the Bankruptcy Code, Bankruptcy Rule 9019, and other applicable law.  Based upon the record of the Chapter 11 Cases and the evidence proffered, adduced, and presented at the Confirmation Hearing, the Court finds that the Debtor Release, the Third-Party Release, the Exculpation, and the Injunctions are consistent with the Bankruptcy Code and applicable law.

II.                                   Iroko Acquisition. The Debtors have demonstrated good and sufficient business justification for approval of the Purchase Agreement and authorization to take the actions contemplated thereby or in connection therewith.  The Debtors’ entry into and performance under the Purchase Agreement (i) constitute a sound and reasonable exercise of the Debtors’ business judgment, (ii) provide value to and are beneficial to the Debtors’ Estates, and are in the best interests of the Debtors, their Estates, and their stakeholders, and (iii) are reasonable and appropriate under the circumstances.  The Purchase Agreement was negotiated, proposed, and entered into by the Debtors and Iroko in good faith, without collusion, and from arm’s-length bargaining positions. Each of the parties was represented by competent legal and financial professionals with respect to the Purchase Agreement and the transactions contemplated thereby.  The Plan and Restructuring Support Agreement are premised on the Iroko Acquisition.  The Iroko Acquisition was critical to the compromises made by the holders of Convertible Notes Claims and the First Lien Secured Notes Claims.  Without the Iroko Acquisition, there can be no assurance that the Debtors’ funded debt holders would reach agreement, these cases would proceed consensually, or that recoveries to all creditors would be near the levels that they are under the Plan.  The Iroko Acquisition was not entered into for the purpose of hindering, delaying or defrauding creditors.  The consideration provided by the Debtors and/or the Reorganized Debtors to Iroko pursuant to the Purchase Agreement (a) is fair and reasonable and (b) constitutes reasonable equivalent value.  The Debtors and/or the Reorganized Debtors will not and shall not be deemed or considered to (a) be legal successors to Iroko, (b) be a continuation, or substantial continuation, or hold themselves out as a mere continuation of Iroko, (c) have, de facto or otherwise, merged or consolidated with Iroko, or (d) have a common identity with Iroko, by any theory of law or equity.  There is no continuity of enterprise with Iroko by any theory of law or equity.

JJ.                                   New Egalet Common Stock.  On the Effective Date, New Egalet Common Stock will be issued to the extent provided in the Plan.  Notwithstanding anything to the contrary in the Plan, (a) any Person entitled to receive more than 9.99% of the aggregate amount of New Egalet Common Stock issued as of the Effective Date (excluding New Egalet Common Stock issued pursuant to the Management Incentive Plan) or (b) with the consent of the Debtors and Iroko, any other Person entitled to receive New Egalet Common Stock hereunder, may elect to receive New Warrants (together with New Egalet Common Stock, the “New Securities”) in accordance with the terms set forth in the Plan.  Each Distribution and issuance of the New Securities under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such Distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such Distribution or issuance, which terms and conditions shall bind each holder receiving such Distribution or issuance.  The issuance of New Securities is an essential element of the Plan and constitutes a reasonable exercise of the Debtors’ business judgment.  All of the New Securities issued under the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.

KK.                           New Secured Notes.  On the Effective Date, to the extent applicable, the Reorganized Debtors shall execute and deliver the New Secured Notes Indenture and the New Secured Notes on the terms set forth in the New Secured Notes Indenture (together with the New Secured Notes, the New Secured Notes Security Documents and any documentation governing the New Secured Notes, the “New Secured Notes Documents”).  The New Secured Notes Documents are in the best interests of the Debtors, their Estates and all Holders of such Claims or Interests.  The Debtors have exercised reasonable business judgment in entering into the New Secured Notes

Documents and have provided sufficient and adequate notice of the material terms of the New Secured Notes Documents, which material terms were filed as part of the Plan Supplement.  The New Secured Notes Documents are an essential element of the Plan, are necessary for confirmation and the consummation of the Plan, and are critical to the overall success and feasibility of the Plan.  The Debtors are authorized, without further approval of the Court or any other party, to execute and deliver all agreements, documents, instruments, and certificates related thereto and perform their obligations thereunder.  The execution, delivery, and performance by the Debtors or the Reorganized Debtors, as the case may be, of the New Secured Notes and other New Secured Notes Documents and compliance by the Debtors or Reorganized Debtors, as the case may be, with the terms thereof is authorized by, and will not conflict with, the terms of the Plan or this Confirmation Order.

LL.                             Royalty Rights Agreements.  On the Effective Date, the Reorganized Debtors shall assume the Existing Royalty Rights Agreements (as amended and restated, the “Amended and Restated Royalty Rights Agreements”) and shall enter into the New Royalty Rights Agreements with Iroko.  The Debtors’ assumption of the Existing Royalty Rights Agreements and entry into the Amended and Restated Royalty Rights Agreements and New Royalty Rights Agreements are each an essential element of the Plan and constitute a reasonable exercise of the Debtors’ business judgment.  The Debtors have provided sufficient and adequate notice of the terms of the Amended and Restated Royalty Rights Agreements and the New Royalty Rights Agreements, which material terms were filed as part of the Plan Supplement.  The terms and conditions of the Amended and Restated Royalty Rights Agreements and the New Royalty Rights Agreements are fair and reasonable and have been negotiated in good faith and at arm’s length with the relevant stakeholders.

MM.                     Retention of Jurisdiction.  The Court may properly retain jurisdiction over the matters set forth in Article XI of the Plan as provided for herein.

NN.                           Likelihood of Satisfaction of Conditions Precedent to the Effective Date.  Each of the conditions precedent to the Effective Date, as set forth in Article X.A. of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article X.B. of the Plan.

OO.                           Satisfaction of Confirmation Requirements.  Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

DECREES

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED THAT:

1.                                      Findings of Fact; Conclusions of Law.  The findings of fact and conclusions of law herein constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014.  Any finding of fact shall constitute a finding of fact even if it is referred to as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is referred to as a finding of fact.

2.                                      Confirmation.  The Plan, a copy of which is annexed hereto as Exhibit A, and as modified by this Confirmation Order, is hereby CONFIRMED under and pursuant to section 1129 of the Bankruptcy Code, as set forth herein. The terms of the Plan (subject to any further modifications pursuant to the terms of the Plan), the Plan Supplement, and any other documents filed in connection with the Plan, and all amendments and modifications thereof made in accordance with the Plan and this Confirmation Order, are hereby approved, and the Debtors are authorized to execute all documents in connection with the transactions contemplated by the Plan.

3.                                      Resolution of Confirmation Objections.  All parties have had a full and fair opportunity to litigate all issues raised by the Confirmation Objections, or which might have been raised, and the Confirmation Objections have been fully and fairly litigated.  As presented at the Confirmation Hearing, the consensual resolution of certain Confirmation Objections as provided for herein satisfies all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules, is in the best interest of the Debtors and their Estates, and is supported by the record of the Confirmation Hearing, and therefore is hereby approved.  Any Confirmation Objections or any other responses and reservation of rights with respect to confirmation of the Plan not previously resolved, resolved herein, or withdrawn, including the Shareholder Objections, are hereby overruled in all respects as set forth herein and on the record of the Confirmation Hearing, which is incorporated herein by reference.  All withdrawn objections, if any, are deemed withdrawn with prejudice.

4.                                      Record Closed.  The record of the Confirmation Hearing is hereby closed.

5.                                      Provisions of Plan and Confirmation Order Nonseverable and Mutually Dependent.  The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

6.                                      Notice of the Confirmation Hearing.  Notice of the Confirmation Hearing was appropriate and satisfactory and is approved.

7.                                      Plan Classification Controlling.  The classification of Claims and Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan.  The classifications and amounts set forth on the Ballots tendered to, or returned by, the holders of Claims in the Voting Classes (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual Allowed amount and classification of such Claims under the Plan for Distribution purposes, and (iii) shall not be binding on the Debtors, their estates, or the Reorganized Debtors, except with respect to determining votes to accept or reject the Plan.  The classification scheme of the Plan and the treatment of all Claims and Interests as provided thereunder are hereby approved.

8.                                      Binding Effect.  Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan, the Plan Supplement, and this Confirmation Order shall bind any holder of a Claim or Interest and such holders’ respective successors and assigns, whether or not the Claims or Interests of such holders are impaired under the Plan and whether or not such holders have voted to accept the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

9.                                      Compromise and Settlement.  Pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan and the compromises and settlements contained therein are hereby approved as fair and equitable and in the best interest of the Debtors, the Estates and creditors. The provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests, and controversies resolved pursuant to the Plan, including, without limitation, all Claims arising prior to the Petition Date, whether known or unknown, foreseen or unforeseen, asserted or unasserted, contingent or non-contingent, matured or unmatured, by or against any Released Party, arising out of, relating to, or in connection with the business affairs of or transactions with the Debtors, subject to Article IX.E—F. of the Plan. The entry of this Confirmation Order constitutes the Court’s approval of each of the foregoing compromises and settlements, and all other compromises and settlements provided for in the Plan and the compromises and settlements are in the best interests of the Debtors, the Estates, creditors and other parties in interest, and are fair and equitable and within the range of reasonableness. The provisions of the Plan, including, without limitation, the Debtor Release, the Third-Party Release, the Exculpation and the Injunction provisions, are mutually dependent and nonseverable.

10.                               Technical Modifications to the Plan. The Modifications comply with all applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules. The filing and service of the Modifications and the description of the Modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof under the circumstances of the Chapter 11 Cases. The Plan, as modified by the Modifications, constitutes the “Plan.”  The Modifications are either not material or do not adversely change the treatment of any holders of Claims and Equity Interests under the Plan, do not require the re-solicitation of the Classes of Claims entitled to vote to accept or reject the Plan, and are hereby approved pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019. Since the treatment of holders of Claims under the Plan are not adversely affected or such affected holders have agreed to modified treatment, all holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are deemed to have accepted the Plan as modified by the Modifications in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019,. No holder of a Claim that has voted to accept the Plan shall be permitted to change its acceptance to a rejection as a consequence of the Modifications.

11.                               Authorization to Act.  In accordance with section 1142 of the Bankruptcy Code, the Debtors and the Reorganized Debtors are hereby authorized to take all steps and perform such acts as may be necessary to implement and effectuate the Plan and are further authorized and directed to execute and deliver any instrument and perform any other act that is necessary for the consummation of the Plan, including, without limitation, all steps and acts as set forth in Article VII of the Plan and this Confirmation Order.  The duly appointed officers of the Debtors or Reorganized Debtors are authorized to execute any document on behalf of the Debtors or Reorganized Debtors that are necessary to implement the terms of this Plan, including, without limitation, the issuance of the New Securities, New Secured Notes, and the rights under the New Royalty Rights Agreements, and counterparties to such documents may rely on such execution as being duly authorized without the need of any action by the board of directors (or comparable governing body) or equity holders of applicable Debtor or Reorganized Debtor.

12.                               Professional Fee Claims.  Unless otherwise ordered by this Court, all requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date shall be filed and served on the Reorganized Debtors, counsel to the Reorganized Debtors, the United States Trustee, and such other entities who are designated by the Bankruptcy Rules, this Confirmation Order or other order of this Court, no later than sixty (60) days after the Effective Date (the “Fee Claim Bar Date”).  Holders of Professional Fee Claims that are required to file and serve applications for final allowance of their Professional Fee Claims and that do not file and serve such applications on or before the Fee Claim Bar Date will be forever barred from asserting such Professional Fee Claims against the Debtors, the Reorganized Debtors, or their respective properties, and such Professional Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Professional Fee Claims must be filed and served no later than twenty-one (21) days following the timely filing of such Professional Fee Claims and must be served on the Reorganized Debtors, counsel for the Reorganized Debtors, counsel to each of the Supporting Parties, and the holders of Professional Fee Claims requesting payment.

13.                               Approval of New Secured Notes.  The Reorganized Debtors’ execution of the New Secured Notes Documents and delivery of the New Secured Notes on the terms set forth in the Plan and the New Secured Notes Documents is approved.  Subject to the occurrence of the Effective Date, all transactions contemplated by the New Secured Notes Documents, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, are hereby authorized and the Reorganized Debtors are authorized and directed to enter into and execute the New Secured Notes Documents (as such may be amended in accordance with their terms) and such other documents as may be required to effectuate the delivery of the New Secured Notes without further notice to or order of the Court, act or action under applicable law, regulation or rule or vote, consent, authorization, or approval of any person, and to perform all obligations under the New Secured Notes Documents, including without limitation, payment of all fees and expenses required thereunder.  On the Effective Date, each of the New Secured Notes Documents shall constitute a legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms.

14.                               Approval of Royalty Rights Agreements.  The Reorganized Debtors’ execution of the Amended and Restated Royalty Rights Agreements and the New Royalty Rights Agreements is approved.  Subject to the occurrence of the Effective Date, all transactions contemplated by the Amended and Restated Royalty Rights Agreements and the New Royalty Rights Agreements, as applicable, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, and expenses provided for therein, are hereby authorized and the Reorganized Debtors are authorized and directed to (i) assume the Existing Royalty Rights

Agreements, as amended pursuant to the Amended and Restated Royalty Rights Agreements, and (ii) enter into and execute the New Royalty Rights Agreements (as such may be amended in accordance with their terms) and such other documents as may be required in connection therewith and to perform all obligations under the Amended and Restated Royalty Rights Agreements and the New Royalty Rights Agreements, as applicable, including without limitation, payment of all fees and expenses required thereunder.  On the Effective Date, the Amended and Restated Royalty Rights Agreements and the New Royalty Rights Agreements shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms.

15.                               Creation and Perfection of Liens under the Plan.  Notwithstanding anything to the contrary in the Plan, this Confirmation Order, or applicable non-bankruptcy law, pursuant to section 1123(a)(5) of the Bankruptcy Code, subject to the occurrence of the Effective Date, all of the Liens and security interests granted in accordance with the New Secured Notes Documents (a) are approved, (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the New Secured Notes Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the New Secured Notes Documents, and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances or fraudulent transfers under the Bankruptcy Code or any applicable non-bankruptcy law, and this Confirmation Order shall be sufficient and conclusive evidence of the priority, perfection, and validity of such Liens, pledges, and security interests without the need for any further action including, without limitation, the filing or recording of any financing statements or other documents that may otherwise be required under federal or state law in any jurisdiction.  The Reorganized Debtors and the Persons granted such Liens and security interests are authorized to make all filings and recordings, and to obtain any governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that perfection shall occur automatically as of the Effective Date by virtue of this Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

16.                               Vesting of Assets.  Pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date all property in each Estate, all Causes of Action, and any other property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens granted to secure the New Secured Notes).  On and after the Effective Date, except as otherwise provided herein, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action, without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

17.                               Release of Liens.  On the Effective Date, except with respect to the Liens granted to secure the New Secured Notes or as otherwise provided herein, in the Plan, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the

Estates shall be fully released and discharged, and the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns.

18.                               Preservation of Causes of Action/Reservation of Rights.  Subject to the Debtor Release, Third-Party Release, and Exculpation set forth in the Plan, and the releases set forth in the Cash Collateral Orders, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and Reorganized Debtors shall retain all Litigation Rights.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the Reorganized Debtors.  The Reorganized Debtors shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Court.  No person may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against them.

19.                               Continued Corporate Existence.  Except as otherwise provided in the Plan or this Confirmation Order, each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, or limited liability company, as the case may be, with all the powers thereof, pursuant to the applicable law in the jurisdiction in which each applicable Reorganized Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates of incorporation and by-laws (or other formation documents) are amended by the Plan and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

20.                               Iroko Acquisition.  The Purchase Agreement, all transactions and actions contemplated thereby (including, for the avoidance of doubt, any fees or expenses required to be paid by the Debtors or the Reorganized Debtors pursuant to the Purchase Agreement), and all of the terms and conditions thereof are approved retroactive to the date of the Purchase Agreement’s execution, and the failure to specifically include any particular provision of the Purchase Agreement in this Confirmation Order or the Plan shall not diminish or impair the effectiveness of the Purchase Agreement or any of its particular provisions, it being the intent of the Court that the Purchase Agreement and such other documents as may be required to effectuate the Iroko Acquisition are approved in their entirety.  Upon the satisfaction or waiver of each of the conditions set forth in Article X.A. of the Plan and the applicable conditions of the Purchase Agreement, on the Effective Date, Reorganized Corp (and one or more of its direct or indirect subsidiaries) is hereby authorized take all such actions as may be necessary or appropriate to consummate the Iroko Acquisition on the terms and subject to the conditions set forth in the Purchase Agreement.  In connection with the Iroko Acquisition and notwithstanding anything to the contrary in the Plan (including, without limitation, Article IV of the Plan), the Restructuring Support Agreement, or otherwise, Iroko shall receive the consideration set forth in the Purchase Agreement in accordance with the terms and conditions therein, and, as of the Effective Date, such consideration (including, for the avoidance of doubt, any fees or expenses required to be paid by the Debtors or the Reorganized Debtors pursuant to the Purchase Agreement) shall be deemed to be reasonable, shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.  Notwithstanding anything to the contrary contained in this Confirmation Order, nothing herein shall limit or impair the Reorganized Debtors’ setoff and recoupment rights set forth in the Purchase Agreement and any related documents or agreements entered into in connection with the Plan.

21.                               Securities to be Issued Pursuant to the Plan.  On the Effective Date, without the need for any further corporate action or without any further action by a holder of Claims or Interests, Reorganized Corp shall issue or cause to be issued the New Securities.  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Court or by the shareholders or directors of any of Reorganized Corp or the Reorganized Debtors, Reorganized Corp and the Reorganized Debtors are authorized to perform all actions necessary, and to execute and deliver all documents, agreements, and instruments necessary or appropriate, to issue the New Eaglet Common Stock, subject to the provisions of this Plan, to (i) the holders of Allowed First Lien Secured Notes Claims, Allowed 5.50% Convertible Notes Claims, and Allowed 6.50% Convertible Notes Claims who are receiving New Egalet Common Stock pursuant to this Plan and (ii) to Iroko pursuant to the Purchase Agreement.  Notwithstanding anything to the contrary in the Plan or herein, (x) any Person entitled to receive more than 9.99% of the aggregate amount of New Egalet Common Stock issued as of the Effective Date (excluding New Egalet Common Stock issued pursuant to the Management Incentive Plan) or (y) with the consent of the Debtors and

Iroko, any other Person entitled to receive New Egalet Common Stock under the Plan, may elect to receive New Warrants on a one-for-one basis in lieu of all or any portion of the common shares of New Egalet Common Stock that would otherwise be issued to such Person under the Plan, provided that such Person notifies the Debtors in writing of such election no later than two (2) Business Days after the Confirmation Date, provided, further, that, with respect to clause (x), without the consent of the Debtors and Iroko, such Person may only elect to receive New Warrants in lieu of such portion of New Egalet Common Stock that would otherwise be issued to such Person under the Plan in excess of 9.99% of the aggregate amount of New Egalet Common Stock issued as of the Effective Date (excluding New Egalet Common Stock issued pursuant to the Management Incentive Plan).  All of the New Securities issued pursuant to the Plan shall be duly authorized and validly issued.  Each Distribution and issuance referred to in the Plan shall be governed by the terms and conditions set forth therein applicable to such Distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such Distribution or issuance.

22.                               On the Effective Date, Reorganized Egalet shall be a registrant under the Securities Exchange Act of 1934, as amended.  The New Egalet Common Stock shall constitute a single class of equity securities in Reorganized Corp on the Effective Date and, other than securities issued or issuable under the Management Incentive Plan and the New Warrants, there shall exist no other equity securities, warrants, options, or other agreements to acquire any equity interest in Reorganized Corp outstanding on the Effective Date.  Each share of New Egalet Common Stock shall have the same rights, including with respect to voting, dividend and information rights.  The Reorganized Debtors shall use their reasonable best efforts to have the New Egalet Common Stock listed on The NASDAQ Capital Market or another U.S. national securities exchange as promptly as reasonably practicable after the Reorganized Debtors meet the initial listing requirements thereof, and prior to any such listing shall use its reasonable best efforts to qualify the New Egalet Common Stock for trading in the pink sheets//OTC Bulletin Board.

23.                               Rights Offering.  Pursuant to Article VII.M. of the Plan, the Debtors have not elected to effectuate the Rights Offering.  Accordingly, the holders of 5.50% Convertible Notes Claims and 6.50% Convertible Notes Claims shall not receive Subscription Rights.

24.                               Management Incentive Plan.  On or after the Effective Date, the board of directors of Reorganized Corp may adopt and implement the Management Incentive Plan, pursuant to which 10% of the New Egalet Common Stock outstanding as of the Effective Date (including any New Egalet Common Stock issuable upon exercise of the New Warrants) shall be reserved for participants.  The specific initial awards to participants may be determined as set forth on the MIP Term Sheet, and the grant agreements associated with such initial awards may include, among others, the terms set forth in the MIP Term Sheet.  After initial awards are granted in accordance with the terms of the MIP Term Sheet, future awards shall be as determined by the board of directors of Reorganized Corp (or, if applicable, a compensation committee established by such board) from time to time after the Effective Date.  The Management Incentive Plan and the grants of initial awards in accordance with the MIP Term Sheet, once approved by the board of directors of Reorganized Corp, will require no further approvals, including, but not limited to, the approval of shareholders.

25.                               Exemption from Registration Requirements.  The Court finds and concludes that, in accordance with section 1145(a) of the Bankruptcy Code, the offering, issuance, and Distribution of the New Securities (including the issuance of New Egalet Common Stock upon exercise of the New Warrants) and the Series A-1 Notes, in each case to the extent they are considered Securities (as defined in the Securities Act of 1933, as amended) is authorized as of the

Effective Date and is exempt from the provisions of Section 5 of the Securities Act, including the registration requirements of the Securities Act, and any other applicable federal law and any state or local law requiring registration for offer, issuance, distribution, or sale of a security or registration or licensing of an issuer, underwriter, broker, or dealer in a security, without further act or action by any person, unless required by provision of the relevant governance documents or applicable law, regulation, order or rule.  None of the Debtors is an underwriter within the meaning of section 1145(b) of the Bankruptcy Code.  Pursuant to section 1145 of the Bankruptcy Code, New Securities and the New Secured Notes issued under the Plan will be freely transferable by the initial recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an “underwriter” in section 2(a)(11) of the Securities Act and compliance with applicable federal, state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments; (b) the restrictions, if any, on the transferability of such Securities and instruments in the Reorganized Corp Shareholders Agreements; and (c) any other applicable regulatory approval.

26.                               Exemption from Transfer Taxes.  To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under or in connection with the implementation of the Plan, including: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in Reorganized Corp or the other Reorganized Debtors; (b) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment, or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the New Secured Notes; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall constitute a “transfer under a plan” within the purview of section 1146 of the Bankruptcy Code, and shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment.  Upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  The Debtors are hereby authorized to deliver a notice or short form of this Confirmation Order to any state recording officer to the effect that such officer must accept for filing such security interests without charging any stamp tax or other similar tax or fee within the scope of section 1146(a) of the Bankruptcy Code.

27.                               Cancellation of Securities and Agreements.  On the Effective Date, except as otherwise specifically provided for in the Plan, including as provided for in Article IX.L. of the Plan with respect to certain Indemnification Obligations surviving: (1) the obligations of the

Debtors under the Indentures and any other certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such certificates, notes, or other instruments or documents evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the membership interests, certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtors (except such agreements, certificates, notes, or other instruments evidencing indebtedness or obligations of the Debtors that are specifically Reinstated pursuant to the Plan) shall be released and discharged; provided, however, notwithstanding confirmation of the Plan or the occurrence of the Effective Date, any agreement that governs the rights of the holder of a Claim shall continue in effect solely for purposes of allowing holders to receive Distributions under this Plan as provided herein; provided, further, that there shall be no exercise of charging liens by Indenture Trustees under the applicable Indentures; provided, further, notwithstanding confirmation of this Plan or the occurrence of the Effective Date, the Indentures shall continue in effect solely for the purposes of allowing the First Lien Secured Notes Claims, the 5.50% Convertible Notes Claims, and the 6.50% Convertible Notes Claims under this Plan; provided, further, however, that the preceding proviso shall not affect the discharge of Claims or Equity Interests pursuant to the Bankruptcy Code, this Confirmation Order or the Plan, or result in any expense or liability to the Reorganized Debtors.

28.          Distribution in Respect of Allowed Claims and Resolution of Disputed Claims.   The provisions in Articles VII.J. and VII.K. of the Plan governing Distributions in respect of Allowed Claims and for resolving and treating Disputed Claims under the Plan are hereby approved in all respects and found to be fair and reasonable.  From and after the Effective Date, pursuant to Article VII.K.2. of the Plan, the Reorganized Debtors shall be permitted to resolve, compromise, settle, or litigate to judgment any Claim or objections or proceedings relating to the allowance of Claims asserted in these cases without the need for further Court order.  Contract Rejection Claims shall be Claims Subject to Allowance and shall be subject to the procedures for resolving and treating Disputed Claims under Article VII.K of the Plan.

29.          Claims Not Subject to Allowance.  Until a Claim Not Subject to Allowance (which, for the avoidance of doubt, shall not include any Contract Rejection Claim) has been (i) paid in full in accordance with applicable nonbankruptcy law, subject to sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code, or paid or otherwise disposed of on terms agreed to between the holder of such Claim and the Debtors or Reorganized Debtors, or in accordance with the terms and conditions of the particular transaction giving rise to such Claim or (ii) otherwise satisfied or disposed of as determined by a court of competent jurisdiction, (a) the provisions of Articles VII.I., IX.D., IX.F., and IX.H. of the Plan shall not apply with respect to such Claim, (b) such Claim shall not be deemed settled, satisfied, resolved, released, discharged, barred or enjoined by any provision of the Plan, and (c) the property of each Debtors’ Estate that vests in the applicable Reorganized Debtor pursuant to section IX.B. of the Plan shall not be free and clear of such Claims (provided that, for the avoidance of doubt, upon the satisfaction of either of the foregoing clauses (i) or (ii), clauses (a) through (c) of this sentence shall no longer apply).  Holders of Claims Not Subject to Allowance shall not be required to file a Proof of Claim with the

Court.  Holders of Claims Not Subject to Allowance who did not file Claims shall not be subject to any Claims resolution process in the Court in connection with their Claims, and shall retain all their rights under applicable nonbankruptcy law to pursue their Claims against the Debtors or Reorganized Debtors or any other Person or Entity in any forum with proper jurisdiction over the parties.  The Debtors, the Reorganized Debtors and any other Person or Entity shall retain all rights, legal or equitable defenses, counterclaims, rights of setoff, and rights of recoupment as to Claims Not Subject to Allowance to the extent such rights, defenses, counterclaims, rights of setoff and rights of recoupment exist under applicable nonbankruptcy law as augmented by sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code.  If the Debtors, the Reorganized Debtors or any other Person or Entity dispute any Claim Not Subject to Allowance, such dispute shall be determined, resolved or adjudicated in accordance with the applicable nonbankruptcy law as modified by sections 365(c), 365(e), 502(b)(4), 502(b)(6), 502(b)(7) and 541(c) of the Bankruptcy Code. Notwithstanding the foregoing, any holder of a Claim Not Subject to Allowance who files a Proof of Claim shall be subject to the Article VII of the Plan unless and until such holder withdraws such Proof of Claim, and nothing herein limits the retained jurisdiction of the Court under the Plan.

30.          Subordinated Claims.  The Class Action Claims against the Debtors held by the plaintiffs/appellants and the classes they represent in the litigation brought against Egalet Corporation and certain of its current or former officers in the U.S. District Court for the Eastern District of Pennsylvania captioned Mineff v. Egalet Corp. et al., No. 2:17-cv-00390-MMB and Klein v. Egalet Corp. et al., No. 2:17-cv-00617-MMB and the appeals in connection with such litigation, are Subordinated Claims pursuant to section 510(b) of the Bankruptcy Code.

31.          Allowance of the First Lien Secured Notes Claims.   The First Lien Secured Notes Claims shall be deemed Allowed on the Effective Date, without the necessity for any holder of First Lien Secured Notes Claims or the First Lien Secured Notes Trustee to file a Proof of Claim, in the aggregate principal amount of $80,000,000, plus accrued and unpaid interest with respect thereon in the amount of $1,155,556, plus a premium with respect thereto at the optional redemption price on the terms set forth in the First Lien Secured Notes Indenture in the amount of $7,200,000, plus any additional fees, costs, expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing, under the First Lien Secured Notes Indenture, including but not limited to the fees and expenses of the First Lien Secured Notes Trustee.

32.          Allowance of Convertible Notes Claims.   The Convertible Notes Claims shall be deemed Allowed, without the necessity for any holder of Convertible Notes Claims or the Convertible Notes Trustee to file a Proof of Claim, on the Effective Date in the aggregate principal amount of $48,538,000, plus accrued and unpaid interest with respect thereon in the amount of $ 1,320,272.56, plus any additional fees, costs, expenses (including any attorneys’, financial advisors’, and other professionals’ fees and expenses), reimbursement obligations, indemnification obligations, contingent obligations, and other charges of whatever nature, whether or not contingent, whenever arising, due, or owing, under the Convertible Notes Indentures, including, but not limited to, the fees and expenses of the Convertible Notes Trustee.

33.          Reservation of Rights in Favor of the United States.  Notwithstanding any provision in the Plan, this Confirmation Order or other related Plan documents: (i) nothing discharges or releases the Debtors, the Reorganized Debtors, or any non-debtor from any right, claim, liability or cause of action of the United States or any State, or impairs the ability of the United States or any State to pursue any claim, liability, right, defense, or cause of action against any Debtor, Reorganized Debtor or non-debtor, (ii) contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests of or with the United States or any State shall be, subject to any applicable legal or equitable rights or defenses of the Debtors or Reorganized Debtors under applicable non-bankruptcy law, paid, treated, determined and administered in the ordinary course of business as if the Debtors’ bankruptcy cases were never filed and the Debtors and Reorganized Debtors shall comply with all applicable non-bankruptcy law, (iii) all claims, liabilities, rights, causes of action, or defenses of or to the United States or any State shall survive the Chapter 11 Cases as if they had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, defenses, claims, liabilities, or causes of action would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced; provided, that nothing in the Plan or this Confirmation Order shall alter any legal or equitable rights or defenses of the Debtors or the Reorganized Debtors under non-bankruptcy law with respect to any such claim, liability, or cause of action.  Without limiting the foregoing, for the avoidance of doubt: (i) the United States and any State shall not be required to file any proofs of claim or administrative expense claims in the Chapter 11 Cases for any right, claim, liability, defense, or cause of action; (ii) nothing shall affect or impair the exercise of the United States’ or any State’s police and regulatory powers against the Debtors, the Reorganized Debtors or any non-debtor; (iii) nothing shall be interpreted to set cure amounts or to require the United States or any State to novate or otherwise consent to the transfer of any federal or state contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements or other interests; (iv) nothing shall affect or impair the United States’ or any State’s rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtors or the Reorganized Debtors and such rights and defenses are expressly preserved; (v) nothing shall constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law, and (vi) nothing shall relieve any party from compliance with all licenses and permits in accordance with non-bankruptcy law.

34.          Assumption and Rejection of Executory Contracts and Unexpired Leases. Except as otherwise provided in this Confirmation Order and the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, all Executory Contracts (including, but not limited to, all license agreements) and Unexpired Leases governed by section 365 of the Bankruptcy Code to which any of the Debtors are parties are hereby assumed except for any Executory Contract or Unexpired Lease that (i) previously has been assumed or rejected by the Debtors in the Chapter 11 Cases, (ii) previously expired or terminated pursuant to its own terms, (iii) is specifically identified on the Schedule of Rejected Contracts and Leases, or (iv) is the subject of a separate motion to assume or reject such Executory Contract or Unexpired Lease filed by the Debtors under section 365 of the Bankruptcy Code prior to the Effective Date.

35.          Cure. The cure amounts set forth in the Cure Notice are hereby approved.  The Debtors are authorized to amend the Cure Notice to reflect any cure amount modifications agreed upon by the Debtors and the applicable non-Debtor parties.  The non-Debtor parties to the Executory Contracts and Unexpired Leases assumed as of the Effective Date (unless later rejected pursuant to paragraph 36 of this Confirmation Order) shall be forever enjoined and barred from seeking from the Debtors, their Estates, and the Reorganized Debtors any amount other than the cure amount fixed by this Confirmation Order (or agreed to by such non-Debtor parties and the Debtors) on account of the Debtors’ cure obligation under section 365 of the Bankruptcy Code as it pertains to such Executory Contracts and Unexpired Leases.  All undisputed cure amounts shall be paid on the Effective Date or as soon as reasonably practicable thereafter.  Any cure amount that remains disputed as of the Effective Date shall be paid as soon as practicable after the resolution of the dispute with respect to the cure amount, either by agreement of the parties or following entry of a Final Order.

36.          The Debtors shall retain their right, at any time prior to the Effective Date, subject to the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed), to reject any of their Executory Contracts or Unexpired Leases, including any Executory Contracts or Unexpired Leases listed on the Cure Notice.  Any Executory Contracts or Unexpired Leases that are the subject of an objection to assumption or cure amount shall neither be assumed nor rejected until such time as the objection is resolved, either by agreement of the parties or following entry of a Final Order; provided, however that to the extent such objection relates solely to the cure amount, the applicable Debtor may assume and/or assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the objection provided that such Debtor reserves Cash in an amount sufficient to pay the full amount asserted as the required cure payment by the non-Debtor party to such executory contract or unexpired lease (or such smaller amount as may be fixed or estimated by the Court or otherwise agreed to by such non-Debtor party and the Reorganized Debtors).  To the extent such dispute is resolved or determined unfavorably to the applicable Debtor or Reorganized Debtor, as applicable, such Debtor or Reorganized Debtor, as applicable, may reject, subject to the consent of the Required Supporting Noteholders and Iroko (which consent shall not be unreasonably withheld, conditioned, or delayed), the applicable Executory Contract or Unexpired Lease after such determination.

37.          Contract Rejection Claims.  Any and all Proofs of Claim with respect to Contract Rejection Claims must be filed with the Court in accordance with the terms of the Final Order authorizing such rejection (including, with respect to Executory Contracts and Unexpired Leases rejected hereunder, this Confirmation Order), but in no event later than thirty (30) days after the Effective Date to the extent an earlier time has not been established by the Court.  Any Contract Rejection Claim that is not filed within such time period will be forever barred from receiving any Distribution from the Debtors, their respective Estates and the Reorganized Debtors on account of such Contract Rejection Claim.  All Allowed Contract Rejection Claims shall be paid in full in cash as soon as practicable after the later of (i) the date on which the time for objecting to such Claims pursuant to Article VII.K.1. of the Plan has expired with no objection having been filed, or (ii) the date on which an order ruling that such Contract Rejection Claim is Allowed becomes a Final Order.

38.          Pre-Effective Date Amendments to Executory Contracts and Unexpired Leases.  Prior to assuming any executory contract or unexpired lease as provided for herein and in the Plan, pursuant to section 363(b) of the Bankruptcy Code, the Debtors (i) are authorized, in their discretion, to enter into any amendments and modifications to such executory contracts and leases, and (ii) are authorized and empowered to take any and all steps and to perform such other and further actions as are necessary to carry out, effectuate, or otherwise enforce the terms, conditions and provisions of any such amendments and modifications, without further notice to or action, order, or approval of the Court.  To the extent that any amendment of an executory contract or unexpired lease necessitates, or the Debtors or Reorganized Debtors deem it advisable to obtain, entry of a separate order of the Court approving such an amendment, the Debtors may submit an order under certification of counsel relying upon the authorization contained in this paragraph.  The Existing Royalty Rights Agreements shall be assumed by the Debtors, as amended and restated as set forth in the Plan Supplement.

39.          Restrictions on Assignment Void.  Any Executory Contract or Unexpired Lease assumed under the Plan shall remain in full force and effect to the benefit of the transferee or assignee in accordance with its terms, notwithstanding any provision in such executory contract or unexpired lease (including those of the type described in section 365(b)(2) of the Bankruptcy Code) that prohibits, restricts, or conditions such transfer or assignment, including based on any change of control provision.  Any provision that prohibits, restricts, or conditions the assignment or transfer of any such Executory Contract or Unexpired Lease, terminates or modifies such Executory Contract or Unexpired Lease or allows the counterparty to such Executory Contract or Unexpired Lease to terminate, modify, recapture, impose any penalty, condition renewal or extension, or modify any term or condition thereof (including on account of any change of control provision) on any such transfer or assignment, constitutes an unenforceable anti-assignment provision and is void and of no force or effect, but only in connection with the assumption of Executory Contracts and Unexpired Leases under the Plan.  No sections or provisions of any Executory Contract or Unexpired Lease that purport to provide for additional payments, penalties, charges, rent acceleration, or other financial accommodations in favor of the non-debtor third party thereto shall have any force and effect with respect to the transactions contemplated under the Plan, and such provisions constitute unenforceable anti-assignment provisions under section 365(f) of the Bankruptcy Code and are otherwise unenforceable under section 365(e) of the

Bankruptcy Code, but only in connection with the assumption of Executory Contracts and Unexpired Leases under the Plan.

40.          Return of Adequate Assurance Deposit.  Upon the Effective Date, the Debtors may release all funds in the adequate assurance deposit account established pursuant to the Final Order (I) Determining That Utility Providers Have Been Provided with Adequate Assurance of Payment, (II) Prohibiting Utility Providers from Altering, Refusing, or Discontinuing Service on Account of Prepetition Invoices,(III) Approving Deposit as Adequate Assurance of Payment, and (IV) Establishing Procedures for Resolving Requests by Utility Providers for Additional Adequate Assurance of Payment [Docket No. 174] (the “Utilities Order”) into any other account(s) of the Debtors, to be used, applied or invested in the ordinary course of business.  Unless otherwise agreed by the Debtors or Reorganized Debtors, any funds held by a third party as an adequate assurance deposit pursuant to the Utilities Order shall be returned to the Debtors on or prior to the Effective Date

41.          Distributions Under the Plan.  All Distributions under the Plan shall be made in accordance with the Plan and such methods of Distribution are hereby approved.

42.          Treatment Is In Full Satisfaction.  All Distributions under the Plan made to Persons holding Claims in any Class are intended to be and shall be in full and final satisfaction of the Debtors’ obligations to such Class under the Plan.

43.          Governmental Approvals.  Each state, commonwealth, local, foreign, or other non-federal governmental agency is hereby directed and authorized to accept any and all documents, mortgages, deeds of trust, security filings, financing statements, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan and this Confirmation Order.  This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any state, commonwealth, local, foreign, or other non-federal governmental agency with respect to the implementation or consummation of the Plan and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

44.          Protection Against Discriminatory Treatment.  Consistent with section 525 of the Bankruptcy Code, no governmental unit may deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant, including any liquor licenses, to the Debtors (or to the extent applicable, the Reorganized Debtors), or otherwise condition such a grant to, or discriminate with respect to such a grant against, the Debtors (or to the extent applicable, the Reorganized Debtors), and any such grants, rights and entitlements shall be preserved, maintained, continued, and to the extent applicable, assumed pursuant to section 365 of the Bankruptcy Code.

45.          Approval of Discharge, Injunctions, Releases, and Exculpation and Limitation of Liability Set Forth In the Plan.  In light of all of the circumstances and the record in the Chapter 11 Cases, including, without limitation, the evidence proffered or adduced at or in connection with the Confirmation Hearing, the Confirmation Memorandum, and the Confirmation Declarations, each of the discharge, injunction, release, and exculpation and limitation of liability provisions set forth in Article IX of the Plan, including the Debtor Release, Third-Party Release, Exculpation, and Injunction, all of which are incorporated herein by reference, are hereby approved as being:  (i) within the jurisdiction of the Court to approve under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (ii) an essential means of implementing the Plan pursuant to section 1123(b) of the Bankruptcy Code; (iii) an integral element of the transactions embodied by and incorporated in the Plan; (iv) in exchange for the good and valuable consideration provided by the Released Parties; (v) a good faith settlement and compromise of the Claims released by the Debtor Release and Third-Party Release and exculpated by the Exculpation; (vi) in the best interests of the Debtors and all holders of Claims and Interests; (vii) fair, equitable, and reasonable; (viii) given and made after due notice and opportunity for hearing; and (ix) consistent with sections 105, 363, 1123, and 1129 of the Bankruptcy Code, Bankruptcy Rule 9019, and all other applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

46.          Discharge of Claims and Termination of Interests.  Except as otherwise provided for in the Plan (including Article II.C. thereof) or this Confirmation Order,  the Distributions and rights that are provided in the Plan shall be in complete satisfaction, discharge and release, effective as of the Effective Date, of any and all Claims and Causes of Action (whether known or unknown) against, liabilities of, Liens on, obligations of, rights against, and Equity Interests in, the Debtors or any of their assets or properties, regardless of whether any property or assets shall have been distributed or retained pursuant to the Plan on account of such Claims, rights, and Equity Interests, including Claims and Equity Interests that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtors prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program which occurred prior to the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not (a) a Proof of Claim or Equity Interest based upon such Claim, debt, right, or Equity Interest was filed, is filed, or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim or Equity Interests based upon such Claim, debt, right, or Equity Interest is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of such a Claim, right, or Equity Interest accepted the Plan.  This Confirmation Order shall be a judicial determination of the discharge of all Claims against and Equity Interests in the Debtors, subject to the terms of the Plan and this Confirmation Order and the occurrence of the Effective Date.

47.          Injunction.  Except as otherwise provided for in the Plan (including Article II.C. thereof) or this Confirmation Order, the satisfaction, release, and discharge pursuant to Article IX of the Plan shall act as a permanent injunction against any entity commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim, Interest, or Cause of Action satisfied, released, or discharged under the Plan to the fullest extent authorized or provided by the Bankruptcy Code, including to the extent provided for or authorized by sections 524 or 1141 of the Bankruptcy Code.

48.          Without limiting the foregoing, from and after the Effective Date, all entities that have held, hold, or may hold Claims and Interests that have been released or discharged pursuant to Article IX of the Plan, or are subject to exculpation pursuant to Article IX of the Plan, shall be permanently enjoined from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any suit, action or other proceeding, on account of or respecting any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any encumbrance of any kind against such entities or the property or Estates of such entities on account of or in connection with or with respect to any such Claims or Interests; and (d) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released, exculpated, or settled pursuant to the Plan.

49.          Continuation of the Automatic Stay.  All injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

50.          Notice of Confirmation and Effective Date.   On or before five (5) Business Days after the occurrence of the Effective Date, the Reorganized Debtors shall file and mail or cause to be mailed to all holders of Claims and Equity Interests, all parties having filed notices of appearance and requests for notice in these cases pursuant to Bankruptcy Rule 2002, all parties to Executory Contracts and Unexpired Leases with the Debtors, and all other parties in interest in the Chapter 11 Cases, including the U.S. Trustee, a notice, substantially in the form attached hereto as Exhibit B, that informs such holders of (i) the entry of this Confirmation Order, (ii) the occurrence of the Effective Date, (iii) the deadline for submission of Professional Fee Claims, (iv) the deadline for submitting Proofs of Claim for Contract Rejection Claims and (iv) such other matters as the Debtors deem appropriate; provided, however, that such notice need not be given or served under or pursuant to the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, or this Confirmation Order to any Person to whom the Debtors mailed a Confirmation Hearing Notice but received such notice returned marked “undeliverable as addressed,” “moved-left no forwarding address,” “forwarding order expired,” or any similar reason unless prior to the Notice of Confirmation and Effective Date Service Deadline the Debtors or Reorganized Debtors have been informed in writing by such Person of that Person’s new mailing address.  The Notice of Confirmation and

Effective Date described herein is adequate and appropriate under the particular circumstances, and no other or further notice is necessary or required.

51.          Effect of Non-Occurrence of Conditions to Consummation.  The Plan shall not become effective unless and until the conditions precedent set forth in Article X.A. of the Plan are satisfied or waived pursuant to Article X.B. of the Plan.  In the event that the Effective Date does not occur prior to the termination of the Restructuring Support Agreement: (a) this Confirmation Order shall be vacated; (b) no Distributions under the Plan shall be made; (c) the Debtors and all holders of Claims and Equity Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (d) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan shall (i) constitute or be deemed a waiver or release of any Claims against or any Equity Interests in  the Debtors or any other Person, (ii) prejudice in any manner any right, remedy or claim of the Debtors or any Person in any further proceedings involving the Debtors or otherwise, or (iii) be deemed an admission against interest by the Debtors or any other Person.

52.          Vacatur of Confirmation Order.  If a Final Order denying confirmation of this Plan is entered, or if this Confirmation Order is vacated, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall (a) constitute or be deemed a waiver or release of any Claims against or any Equity Interests in the Debtors or any other Person, (b) prejudice in any manner any right, remedy or claim of the Debtors or any Person in any further proceedings involving the Debtors or otherwise, or (c) be deemed an admission against interest by the Debtors or any other Person.

53.          Retention of Jurisdiction.  Pursuant to sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan pursuant to, and for the purposes of, section 105(a) and section 1142 of the Bankruptcy Code and for, among other things, the purposes set forth in Article XI of the Plan.  Notwithstanding anything to the contrary in the Plan or this Confirmation Order, any dispute arising under or in connection with the New Secured Notes Documents shall be dealt with in accordance with the provisions of the applicable document.

54.          Payment of Statutory Fees. All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code shall be paid by the Debtors on or before the Effective Date, and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtor.

55.          Payment of Transaction Expenses.  Notwithstanding any provision in the Plan to the contrary, on the Effective Date the Debtors or the Reorganized Debtors, as applicable, shall pay in full in Cash the Transaction Expenses that have accrued and are unpaid as of the Effective Date.  Notwithstanding anything to the contrary in the Plan or the Restructuring Support Agreement, the Debtors and the Reorganized Debtors shall no longer be responsible for paying any Transaction Expenses incurred after the Effective Date. For the avoidance of doubt, any Transaction Expenses incurred but not yet paid on or prior to the Effective Date shall be payable by the Reorganized Debtors after the Effective Date.

56.          Requests for Notice.  All parties who wish to receive notice of pleadings filed in the Chapter 11 Cases following the occurrence of the Effective Date must request such notice under Bankruptcy Rule 2002.  Unless service is required by the Bankruptcy Rules or the

Local Rules, parties who previously requested notice pursuant to Bankruptcy Rule 2002 will not continue to receive such notice unless and until a renewed request for notice under Bankruptcy Rule 2002 is made.

57.          Modification of the Plan.  The Debtors or the Reorganized Debtors, as the case may be, may, upon order of the Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, the Restructuring Support Agreement, and the Purchase Agreement.

58.          Governing Law.  Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of the State of Delaware, without giving effect to the principles of conflicts of laws, shall govern the construction and implementation of this Confirmation Order and the Plan, any agreements, documents, and instruments executed in connection with this Confirmation Order and the Plan (except as otherwise set forth in those agreements or instruments, in which case the governing law of such agreements shall control).  Corporate governance matters shall be governed by the laws of the state of incorporation or formation of the applicable Debtor.

59.          References to Plan Provisions.  The terms of the Plan are an integral part of this Confirmation Order and are incorporated herein by reference.  The failure specifically to include or reference any particular provision of the Plan or the Plan Supplement in this Confirmation Order shall not in any manner whatsoever affect, diminish, or impair, prejudice, waive or otherwise affect the binding effect, enforceability or legality of such provisions, and such provisions shall have the same binding effect, enforceability or legality as every other provision of the Plan, the Purchase Agreement, the Plan Supplement and this Confirmation Order, it being the intent of the Court that entry of this Confirmation Order constitutes approval and confirmation of the Plan and the Plan Supplement in their entirety.  Each term and provision of the Plan, as it may have been altered or interpreted by this Court, is valid and enforceable pursuant to its terms.

60.          Exhibits/Schedules.  All exhibits (i) to this Confirmation Order and (ii) to the Plan (including the Purchase Agreement) and the Plan Supplement, as such documents may have been amended, modified or superseded prior to the Effective Date, are incorporated into and constitute a part of the Plan as if set forth therein.

61.          Binding Effect.  On the date of and following entry of this Confirmation Order and subject to the occurrence of the Effective Date, this Confirmation Order, the Plan Supplement, and the Plan shall be immediately effective and enforceable and deemed binding on and inure to the benefit of the Debtors, the holders of Claims against and Equity Interests in the Debtors (whether or not such holders have voted to accept the Plan), the Reorganized Debtors, any and all non-Debtor parties which are party to Executory Contracts or Unexpired Leases with any of the Debtors, and all other parties in interest in the Chapter 11 Cases, and each of their respective heirs, executors, administrators, successors, or assigns, if any.

62.          Resolution of Certain Objections.  The Debtors received the Limited Objection to Notice of (I) Possible Assumption or Assumption and Assignment of Executory Contracts and Unexpired Leases to be Assumed Under the Plan, (II) Fixing of Cure Amounts Related Thereto and (III) Deadline to Object Thereto [Docket No. 216].  That objection has been resolved by the agreement of the Debtors to assume the contract with Taylor Strategy Partners with a cure amount of $0, and to remove the following contracts from the Cure Notice:

Counterparty	Contract Title	Cure Amount
inVentiv Commercial Services, LLC	Master Service Agreement governing development of program facilitating marketing services to patients receiving Egalet drug products, request for additional project team members, and Project Agreement	$230,647.48
inVentiv Commercial Services, LLC	Letter of Intent for assignment of sales representatives to detail Company drug products	—

The contracts listed in the above table will not be assumed by the Debtors or Reorganized Debtors, and no cure amount shall be due on account of them.

63.          The Debtors received an informal objection from Choate, Hall & Stewart to the cure amount of $9,986.42 listed on the Cure Notice.  That objection has been resolved by the agreement of the Debtors that the correct cure amount is $20,234.27.

64.          The Debtors received informal objections from the Office of the United States Trustee.  Those objections have been resolved by the Modifications.

65.          The Debtors received an informal objection from the United States of America.  That objection has been partially resolved by the Modifications and the inclusion of paragraph 33 in this Confirmation Order.

66.          Confirmation Order Controlling.  The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.  The provisions of this Confirmation Order are integrated with each other and are nonseverable and mutually dependent.  To the extent the Plan is inconsistent with the Disclosure Statement, the Plan shall control over the Disclosure Statement for all purposes.

67.          Plan Supplement.  Each document that comprises the Plan Supplement is part of the Plan and is hereby approved.  On or prior to the Effective Date, but subject to the occurrence of the Effective Date, the Debtors are hereby authorized to execute and deliver each of the documents that comprises the Plan Supplement in substantially the respective forms included in the Plan Supplement, including such changes thereto as are consistent with the Plan and the approval standards set forth therein and in the Restructuring Support Agreement, without the need for any further corporate or shareholder action.  Each of the Plan Supplement Documents, once executed, shall constitute a legal, valid, binding, and authorized obligation of the respective parties thereto, enforceable in accordance with its terms.

68.          Substantial Consummation.  On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1102 and 1127 of the Bankruptcy Code, provided, however, that nothing in this Confirmation Order and the Plan shall prevent the Debtors or any other party in interest from arguing that substantial consummation of the Plan has occurred prior to the Effective Date.

69.          Final Order.  This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

70.          Effectiveness of Order.       In accordance with Bankruptcy Rules 3020(e), 6004(h) and 6006(d) (and notwithstanding any other provision of the Bankruptcy Code or the Bankruptcy  Rules),  this  Confirmation  Order  shall  not  be  stayed  and  shall  be effective and enforceable immediately upon its entry.  The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order upon satisfaction or waiver (with the consent of the Required Supporting Noteholders and, as applicable, Iroko, which consent shall not be unreasonably withheld, conditioned, or delayed) of the conditions set forth in Article X.A. of the Plan.  This Confirmation Order is and shall be deemed to be a separate order with respect to each Debtor for all purposes.

71.          No Waiver.  The failure to specifically include any particular provision of the Plan in this Confirmation Order shall not diminish the effectiveness of such provision nor constitute a waiver thereof, it being the intent of this Court that the Plan, as supplemented by the Plan Supplement, is confirmed in its entirety and incorporated herein by this reference.

72.          Headings.  The headings contained within this Confirmation Order are used for the convenience of the parties and shall not alter or affect the meaning of the text of this Confirmation Order.

Dated:	January 14, 2019	/s/ Brendan Linehan Shannon
	Wilmington, Delaware	BRENDAN LINEHAN SHANNON
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Plan

EXHIBIT B

Notice of Confirmation and Effective Date

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
EGALET CORPORATION, et al.,	)	Case No. 18-12439 (BLS)
)
	)	Jointly Administered
Debtors.(1))
	)	Docket Ref: 223

NOTICE OF (A) ENTRY OF ORDER CONFIRMING DEBTORS’ FIRST
AMENDED JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11

OF THE BANKRUPTCY CODE, AS MODIFIED; (B) OCCURRENCE OF

EFFECTIVE DATE THEREUNDER; AND (C) RELATED DEADLINES

TO:                           (I) THE U.S. TRUSTEE; (II) ALL PARTIES THAT, AS OF THE FILING OF THIS NOTICE, HAVE REQUESTED NOTICE IN THE CHAPTER 11 CASES PURSUANT TO BANKRUPTCY RULE 2002; AND (III) ALL KNOWN CREDITORS AND INTEREST HOLDERS

PLEASE TAKE NOTICE that on January [  ], 2019 (the “Confirmation Date”), the United States Bankruptcy Court for the District of Delaware (the “Court”) entered its Findings of Fact, Conclusions of Law, and Order Under Section 1129 of the Bankruptcy Code and Bankruptcy Rule 3020 Confirming Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code [Docket No.   ] (the “Confirmation Order”).  Unless otherwise defined in this Notice, capitalized terms used herein shall have the meanings ascribed to them in the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 3, 2018 (as confirmed and with all exhibits thereto, the “Plan,” a copy of which is attached to the Confirmation Order as Exhibit A).

PLEASE TAKE FURTHER NOTICE that pursuant to section 1141(a) of the Bankruptcy Code, the provisions of the Plan and the Confirmation Order shall bind (i) the Debtors and their Estates, (ii) the Reorganized Debtors, (iii) all holders of Claims against and Interests in the Debtors that arose before or were filed as of the Effective Date, whether or not impaired under the Plan and whether or not, if impaired, such holders accepted the Plan or received or retained any property under the Plan, and (iv) each person acquiring property under the Plan.

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan was [              ], 2019.

(1)         The Debtors in these chapter 11 cases, along with the last four digits of their respective federal tax identification numbers, are: Egalet Corporation (5334), Egalet US Inc. (6649), and Egalet Ltd. (Foreign).  The Debtors’ corporate headquarters and mailing address is located at 600 Lee Road, Suite 100, Wayne, PA 19087.

PLEASE TAKE FURTHER NOTICE that any party in interest wishing to obtain a copy of the Confirmation Order may obtain such copy at www.kccllc.net/egalet.  Copies of the Confirmation Order may also be reviewed during regular business hours at the Court, 824 North Market Street, Wilmington, Delaware 19801, or may be obtained at the Court’s website at www.deb.uscourts.gov by following the directions for accessing the ECF system on such site.

PLEASE TAKE FURTHER NOTICE that any party who wishes to receive notice of pleadings filed in the Chapter 11 Cases following the occurrence of the Effective Date must request such notice under Bankruptcy Rule 2002.  Unless service is required by the Bankruptcy Rules or the Local Rules, parties who previously requested notice pursuant to Bankruptcy Rule 2002 will not continue to receive such notice unless and until a renewed request for notice under Bankruptcy Rule 2002 is made.

Professional Fee Claim Bar Date

PLEASE TAKE FURTHER NOTICE that any Professional seeking allowance by the Court of a Professional Fee Claim shall file its respective final application for allowance of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date no later than [             ], 2019 (the “Professional Fee Claim Bar Date”).  Objections to such Professional Fee Claims, if any, must be filed and served within fourteen (14) calendar days of the filing of the final fee application, but in no event later than [             ], 2019, unless a later date is established by the Court.

Contract Rejection Claim Bar Date

PLEASE TAKE FURTHER NOTICE all Executory Contracts and Unexpired Leases governed by section 365 of the Bankruptcy Code to which any of the Debtors are parties that (i) were specifically identified on the Schedule of Rejected Contracts and Leases were rejected under the Plan as of the Effective Date except for any executory contract or unexpired lease that (i) previously had been assumed or rejected by the Debtors in the Chapter 11 Cases, (ii) previously expired or terminated pursuant to its own terms; or (iv) was the subject of a separate motion to assume or reject such executory contract or unexpired lease filed by the Debtors under section 365 of the Bankruptcy Code prior to the Effective Date.  The Schedule of Rejected Contracts and Leases was included in the Plan Supplement and a copy is available at www.kccllc.net/egalet.

PLEASE TAKE FURTHER NOTICE that in the event that the rejection of an Executory Contract or Unexpired Lease by the Debtors results in a Contract Rejection Claim, if such Contract Rejection Claim is not evidenced by a timely filed Proof of Claim, it shall be forever barred and shall not be enforceable against the Debtors or the Reorganized Debtors, or their respective properties or interests in property as agents, successors or assigns, unless a Proof of Claim is filed with the Court and served upon the Reorganized Debtors and their counsel in accordance with the terms of the Final Order authorizing such rejection, but in no event later than thirty (30) days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that any Contract Rejection Claims for which Proofs of Claim were not timely filed as set forth in the immediately preceding sentence shall be automatically disallowed, forever barred from assertion and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates or their property without the

2

need for any objection by the Reorganized Debtors or further notice to, or action, order or approval of the Court.  All Allowed Contract Rejection Claims shall be paid in full in cash as soon as practicable after the later of (i) the date on which the time for objecting to such Claims pursuant to Article VII.K.1. of the Plan has expired with no objection having been filed, or (ii) the date on which the an order ruling that such Contract Rejection Claim is Allowed becomes a Final Order.

Dated:	Wilmington, Delaware
	[ ], 2019	YOUNG CONAWAY STARGATT & TAYLOR, LLP Robert S. Brady (No. 2847) Sean T. Greecher (No. 4484) Rodney Square 1000 North King Street Wilmington, Delaware 19801
		Tel:	(302) 571-6600
		Fax:	(302) 571-1253

-and-

DECHERT LLP Michael J. Sage (pro hac vice) Brian E. Greer (pro hac vice) Stephen M. Wolpert (pro hac vice) Alaina Heine (pro hac vice) Three Bryant Park 1095 Avenue of the Americas New York, NY 10036
		Tel:	(212) 698-3500
		Fax:	(212) 698-3599

Counsel for the Reorganized Debtors

3